Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three and Six Months Ended

June 30, 2023

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, Executive Vice President - Chief Operating Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR SECOND QUARTER 2023

Second Quarter Operating Metrics Demonstrate Portfolio Strength;

Low-End of Full-Year Guidance Range Raised

CHATTANOOGA, Tenn. (August 9, 2023) – CBL Properties (NYSE: CBL) announced results for the second quarter ended June 30, 2023. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss attributable to common shareholders	$(0.67)	$(1.34)	$(0.61)	$(2.83)
Funds from Operations ("FFO")	$1.01	$0.97	$2.87	$2.20
FFO, as adjusted (1)	$1.56	$1.88	$3.12	$3.92
(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release.

KEY TAKEAWAYS:

•
Over 875,000 square feet of leases were executed in the second quarter, including comparable leases of approximately 411,000 square feet signed at 9.1% higher average rents versus the prior leases.
•
Portfolio occupancy increased 20 basis points to 89.7% as of June 30, 2023, compared with portfolio occupancy of 89.5% as of June 30, 2022. Same-center occupancy for malls, lifestyle centers and outlet centers was 88.5% as of June 30, 2023, a 50-basis-point increase from 88.0% as of June 30, 2022.
•
Same-center NOI declined 0.8% during the second quarter 2023 as compared with the prior-year quarter near the high end of the full-year guidance range. As anticipated due to the moderation in tenant sales, percentage rent declined $0.9 million. For the six months ended June 30, 2023, same-center NOI declined 2.7%, near the mid-point of the previously issued guidance range.
•
FFO, as adjusted, per share for the second quarter 2023, was $1.56, in-line with expectations. FFO, as adjusted, per share was $1.88 for the second quarter 2022.
•
CBL increased the low end of its 2023 FFO, as adjusted, per share, guidance to a range of $6.00 - $6.47 and 2023 same-center NOI guidance to the range of $423 million - $440 million.
•
Same-center tenant sales per square foot for the second quarter 2023 declined 7.1%. Same-center tenant sales per square foot for the 12-months ended June 30, 2023, declined 3.8% to $425, compared with $442 for the prior period.
•
As of June 30, 2023, the Company had $279.8 million of unrestricted cash and marketable securities.
•
CBL's Board of Directors declared a regular cash dividend for the second quarter 2023 of $0.375 per share, representing an annualized dividend of $1.50 per share.

“Strong leasing was the highlight of our second quarter results as the CBL team successfully leveraged healthy tenant demand for our portfolio," said Stephen D. Lebovitz, CBL's chief executive officer. "Leasing metrics were the strongest in several years, with healthy positive new and renewal lease spreads and year-over-year occupancy growth, providing solid evidence of the constructive environment. We intend to take advantage of the more favorable supply/demand dynamic in our leasing negotiations going forward.

"Second quarter same-center NOI was near the high-end of our full-year guidance range. As a result of the year-to-date performance and our expectations for the remainder of the year, we raised the low-end of our FFO, as adjusted and same-center NOI guidance ranges. Leasing-led revenue gains were offset by an expected reduction in percentage rent. We successfully managed inflationary pressure on costs, generating a modest reduction in operating expense for the quarter on a same-center basis.

"We are also making progress addressing our loan maturities and de-risking our balance sheet. During the quarter, we closed a two-year extension on the loan secured by Cross Creek Mall and are currently in process on the refinancing of the loan secured by The Outlet Shoppes at Atlanta. While the financing markets remain challenging, we are encouraged by the reception we are seeing in the market. As we move into the second half of 2023, we remain focused on achieving further operational improvement, generating greater free cash flow and maintaining a disciplined approach to capital allocation."

Same-center Net Operating Income (“NOI”)(1):

	Three Months Ended June 30,
	2023	2022
Total Revenues	$159,872	$161,006
Total Expenses	$(52,798)	$(53,054)
Total portfolio same-center NOI	$107,074	$107,952
Total same-center NOI percentage change	(0.8)%

Estimate for uncollectable revenues (recovery)	$2,134	$(841)

(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of above and below market leases.

Same-center NOI for the second quarter 2023 declined by $0.9 million. Major variances impacting the quarter included a $3.0 million favorable variance from a year-end utility reimbursement accrual adjustment, offset by a $3.0 million unfavorable variance in the estimate for uncollectable revenues and a $0.9 million decline in percentage rents.

	Six Months Ended June 30,
	2023	2022
Total Revenues	$323,549	$325,667
Total Expenses	$(110,952)	$(107,265)
Total portfolio same-center NOI	$212,597	$218,402
Total same-center NOI percentage change	(2.7)%

Estimate for uncollectable revenues (recovery)	$968	$(2,985)

Same-center NOI for six months ended June 30, 2023, declined by $5.8 million or 2.7% from the prior-year period. The decline was driven by a $3.9 million unfavorable variance in the estimate for uncollectable revenues, a $2.8 million decline in percentage rents and a $3.7 million increase in operating expense, partially offset by a favorable variance from a year-end utility reimbursement accrual adjustment.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of June 30,
	2023	2022
Total portfolio	89.7%	89.5%
Malls, Lifestyle Centers and Outlet Centers:
Total malls	88.0%	87.9%
Total lifestyle centers	92.7%	89.4%
Total outlet centers	88.4%	87.5%
Total same-center malls, lifestyle centers and outlet centers	88.5%	88.0%
All Other:
Total open-air centers	94.7%	94.4%
Total other	74.2%	91.7%

(1)
Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied. The decline in total other occupancy was related to approximately 52,000-square-feet of vacancy at an office building.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended June 30,	Six Months Ended June 30,
	2023	2023
All Property Types	9.1%	5.1%
Stabilized Malls, Lifestyle Centers and Outlet Centers	7.2%	3.5%
New leases	29.6%	24.9%
Renewal leases	4.8%	1.7%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less:

	Sales Per Square Foot for the Trailing Twelve Months Ended June 30,
	2023	2022	% Change
Mall, Lifestyle Center and Outlet Center same-center sales per square foot	$425	$442	(3.8)%

DIVIDEND

On August 9, 2023, CBL’s Board of Directors declared a regular quarterly cash dividend for the three months ended September 30, 2023, of $0.375 per share. The dividend, which equates to an annual dividend payment of $1.50 per share, is payable on September 29, 2023, to shareholders of record as of September 15, 2023.

FINANCING ACTIVITY

Year-to-date, CBL has completed more than $406.0 in financing activity.

On June 9, 2023, CBL closed on the extension and modification of the $94.8 million loan secured by Cross Creek Mall in Fayetteville, NC. The newly modified loan has a maturity date of June 9, 2025, and carries a fixed interest rate of 8.19%.

On March 16, 2023, CBL and its 50% joint venture partner closed on the extension and modification of the $161.9 million loan ($80.9 million at CBL’s 50% share) secured by West County Center, a high-performing enclosed mall in St. Louis, MO. At closing, the newly modified non-recourse loan had a principal balance of $156.9 million ($78.5 million at CBL’s share) and was extended for an initial term of two years to December 2024, with one two-year conditional extension available upon meeting certain requirements. The loan maintained the existing fixed interest rate of 3.4%.

On April 4, 2023, CBL and its 50% joint venture partner closed a new $148.0 million loan ($74.0 million at CBL’s 50% share) secured by Friendly Center and The Shops at Friendly Center, the premier lifestyle center located in Greensboro, NC. The new non-recourse five-year loan bears a fixed interest rate of 6.44% and replaces two loans with an aggregate balance of $145.2 million ($72.6 million at CBL’s share) that were set to mature in April 2023.

On April 28, 2023, CBL and its joint venture partner retired the $7.2 million (at 100%) recourse loan secured by Phase II of The Outlet Shoppes of the Bluegrass in Louisville, KY. The venture anticipates securing new financing for the entire project to coincide with the December 2024 maturity of the $64.5 million (at 100%) loan secured by Phase I.

On May 4, 2023, CBL entered into a $32.0 million swap to fix the interest rate on a portion of its $360.0 million loan secured by open-air centers and outparcels. The swap fixed the rate to 7.3975% through the initial maturity in June 2027. Collectively, $212.0 million of the $360.0 million loan has been fixed at a weighted average interest rate of 7.02%.

CBL is cooperating with the foreclosure or conveyance of Westgate Mall in Spartanburg, SC, ($28.7 million) and Alamance Crossing East in Burlington, NC, ($41.1 million). In March, Alamance Crossing East was placed into receivership and deconsolidated.

DISPOSITIONS

During the second quarter 2023, CBL completed the sale of one land parcel generating $0.4 million in gross proceeds at CBL's share. Year-to-date through the second quarter end, CBL has grossed more than $5.3 million from dispositions.

DEVELOPMENT AND REDEVELOPMENT ACTIVITY

Detailed project information is available in CBL’s Financial Supplement for Q2 2023, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

OUTLOOK AND GUIDANCE

Based on second quarter 2023 results and Management's expectations for the second half of 2023, CBL is providing the following guidance for FFO, as adjusted, and same-center NOI for full-year 2023. Guidance excludes the impact of any unannounced transactions.

Reconciliation of GAAP Earnings Per Share to 2023 FFO, as Adjusted, Per Share:

	Low	High
2023 FFO, as adjusted	$193 million	$208 million
2023 FFO, as adjusted, per share	$6.00	$6.47
Weighted Average Common Shares Outstanding	32.1 million	32.1 million
2023 Same-Center NOI ("SC NOI")	$423 million	$440 million
2023 Change in Same-Center NOI	(4.5)%	(0.7)%

	Low	High
Expected diluted earnings per common share	$(1.95)	$(1.48)
Depreciation and amortization	6.76	6.76
Dividends allocable to unvested restricted stock	0.04	0.04
Debt discount accretion, net of noncontrolling interests' share	1.93	1.93
Adjustment for unconsolidated affiliates with negative investment	0.08	0.08
Non-cash default interest expense	0.02	0.02
Gain on deconsolidation	(0.88)	(0.88)
Expected FFO, as adjusted, per diluted, fully converted common share	$6.00	$6.47

2023 Estimate of Capital Items:

	Low	High
2023 Estimated maintenance capital/tenant allowances	$40 million	$55 million
2023 Estimated development/redevelopment expenditures	$15 million	$22 million
2023 Estimated principal amortization (including est. term loan ECF)	$75 million	$85 million
Total Estimate	$130 million	$162 million

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 94 properties totaling 58.5 million square feet across 22 states, including 56 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income (loss) is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity. A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
REVENUES:
Rental revenues	$124,842	$131,832	$255,166	$267,164
Management, development and leasing fees	1,822	1,786	4,256	3,555
Other	3,203	3,400	6,804	6,401
Total revenues	129,867	137,018	266,226	277,120
EXPENSES:
Property operating	(21,507)	(21,312)	(46,121)	(44,656)
Depreciation and amortization	(49,742)	(64,476)	(103,011)	(133,419)
Real estate taxes	(14,481)	(14,254)	(29,269)	(28,689)
Maintenance and repairs	(9,991)	(10,230)	(21,515)	(20,796)
General and administrative	(16,156)	(18,450)	(35,385)	(36,524)
Loss on impairment	—	(252)	—	(252)
Litigation settlement	74	65	118	146
Other	—	(834)	(198)	(834)
Total expenses	(111,803)	(129,743)	(235,381)	(265,024)
OTHER INCOME (EXPENSES):
Interest and other income	2,967	910	5,632	1,064
Interest expense	(44,173)	(55,117)	(87,697)	(145,776)
Gain on deconsolidation	—	—	28,151	36,250
(Loss) gain on sales of real estate assets	(114)	3	1,482	19
Reorganization items, net	—	613	—	(958)
Income tax (provision) benefit	(219)	472	(118)	(329)
Equity in earnings (losses) of unconsolidated affiliates	812	2,039	(444)	10,606
Total other expenses	(40,727)	(51,080)	(52,994)	(99,124)
Net loss	(22,663)	(43,805)	(22,149)	(87,028)
Net loss attributable to noncontrolling interests in:
Operating Partnership	—	44	—	59
Other consolidated subsidiaries	1,875	2,373	3,620	4,859
Net loss attributable to the Company	(20,788)	(41,388)	(18,529)	(82,110)
Dividends allocable to unvested restricted stock	(281)	(210)	(561)	(210)
Net loss attributable to common shareholders	$(21,069)	$(41,598)	$(19,090)	$(82,320)
Basic and diluted per share data attributable to common shareholders:
Basic earnings per share	$(0.67)	$(1.34)	$(0.61)	$(2.83)
Diluted earnings per share	(0.67)	(1.34)	(0.61)	(2.83)
Weighted-average basic shares	31,313	30,973	31,309	29,091
Weighted-average diluted shares	31,313	30,973	31,309	29,091

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss attributable to common shareholders	$(21,069)	$(41,598)	$(19,090)	$(82,320)
Noncontrolling interest in loss of Operating Partnership	—	(44)	—	(59)
Dividends allocable to unvested restricted stock	281	210	561	210
Depreciation and amortization expense of:
Consolidated properties	49,742	64,476	103,011	133,419
Unconsolidated affiliates	4,433	8,819	9,071	17,339
Non-real estate assets	(304)	(203)	(452)	(401)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(708)	(938)	(1,373)	(1,837)
Loss on impairment, net of taxes	—	186	—	186
Gain on depreciable property	—	—	—	(629)
FFO allocable to Operating Partnership common unitholders	32,375	30,908	91,728	65,908
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share (1)	16,574	50,036	33,190	128,499
Adjustment for unconsolidated affiliates with negative investment (2)	888	(10,460)	2,479	(23,007)
Senior secured notes fair value adjustment (3)	—	(593)	—	(395)
Litigation settlement (4)	(74)	(65)	(118)	(146)
Non-cash default interest expense (5)	287	(9,344)	781	(18,220)
Gain on deconsolidation (6)	—	—	(28,151)	(36,250)
Reorganization items, net (7)	—	(613)	—	958
FFO allocable to Operating Partnership common unitholders, as adjusted	$50,050	$59,869	$99,909	$117,347
FFO per diluted share	$1.01	$0.97	$2.87	$2.20
FFO, as adjusted, per diluted share	$1.56	$1.88	$3.12	$3.92
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	32,071	31,822	32,000	29,926
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.
(3)
Represents the fair value adjustment recorded on the senior secured notes as interest expense.
(4)
Represents a credit to litigation settlement expense in each of the three- and six-month periods ended June 30, 2023 and 2022 related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(5)
The three and six months ended June 30, 2023 includes default interest on loans past their maturity dates. The three and six months ended June 30, 2022 includes the reversal of default interest expense when waivers or forbearance agreements were obtained.
(6)
For the six months ended June 30, 2023, the Company deconsolidated Alamance Crossing East due to a loss of control when the property was placed into receivership in connection with the foreclosure process. For the six months ended June 30, 2022, the Company deconsolidated Greenbrier Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process.
(7)
Represents costs incurred subsequent to the Company filing the chapter 11 cases associated with the Company's reorganization efforts, which consists of professional fees, legal fees and U.S. Trustee fees.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Diluted EPS attributable to common shareholders	$(0.67)	$(1.34)	$(0.61)	$(2.83)
Add amounts per share included in FFO:
Unvested restricted stock	0.02	0.04	0.03	0.08
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	1.66	2.26	3.45	4.96
Loss on impairment, net of taxes	—	0.01	—	0.01
Gain on depreciable property	—	—	—	(0.02)
FFO per diluted share	$1.01	$0.97	$2.87	$2.20

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$793	$1,052	$1,954	$2,448

Straight-line rental income adjustment	$1,722	$4,425	$3,355	$7,342

Gain on outparcel sales, net of taxes and noncontrolling interests' share	$725	$3	$2,305	$19

Net amortization of acquired above- and below-market leases	$(5,123)	$(4,892)	$(10,445)	$(11,049)

Income tax (provision) benefit	$(219)	$472	$(118)	$(329)

Abandoned projects expense	$—	$(834)	$(17)	$(834)

Interest capitalized	$111	$147	$217	$375

Estimate of uncollectable revenues	$(2,375)	$940	$(1,616)	$3,301

			As of June 30,
			2023	2022
Straight-line rent receivable			$18,902	$9,440

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(22,663)	$(43,805)	$(22,149)	$(87,028)
Adjustments:
Depreciation and amortization	49,742	64,476	103,011	133,419
Depreciation and amortization from unconsolidated affiliates	4,433	8,819	9,071	17,339
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(708)	(938)	(1,373)	(1,837)
Interest expense	44,173	55,117	87,697	145,776
Interest expense from unconsolidated affiliates	18,531	21,660	36,056	40,157
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,918)	(2,525)	(3,961)	(5,095)
Abandoned projects expense	—	834	17	834
Loss (gain) on sales of real estate assets, net of taxes and noncontrolling interests' share	59	(3)	(1,537)	(19)
Gain on sales of real estate assets of unconsolidated affiliates	(784)	—	(768)	(629)
Adjustment for unconsolidated affiliates with negative investment	888	(10,460)	2,479	(23,007)
Gain on deconsolidation	—	—	(28,151)	(36,250)
Loss on impairment, net of taxes	—	186	—	186
Litigation settlement	(74)	(65)	(118)	(146)
Reorganization items, net	—	(613)	—	958
Income tax provision (benefit)	219	(472)	118	329
Lease termination fees	(793)	(1,052)	(1,954)	(2,448)
Straight-line rent and above- and below-market lease amortization	3,401	467	7,090	3,707
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	1,875	2,373	3,620	4,859
General and administrative expenses	16,156	18,450	35,385	36,524
Management fees and non-property level revenues	(5,038)	(525)	(10,018)	(1,049)
Operating Partnership's share of property NOI	107,499	111,924	214,515	226,580
Non-comparable NOI	(425)	(3,972)	(1,918)	(8,178)
Total same-center NOI (1)	$107,074	$107,952	$212,597	$218,402
Total same-center NOI percentage change	(0.8)%		(2.7)%
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of June 30, 2023, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending June 30, 2023. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Malls	$73,660	$75,491	$145,697	$153,693
Outlet centers	5,301	4,894	10,415	9,529
Lifestyle centers	8,898	8,727	18,099	17,830
Open-air centers	13,580	13,177	27,562	26,259
Outparcels and other	5,635	5,663	10,824	11,091
Total same-center NOI (1)	$107,074	$107,952	$212,597	$218,402
Percentage Change:
Malls	(2.4)%		(5.2)%
Outlet centers	8.3%		9.3%
Lifestyle centers	2.0%		1.5%
Open-air centers	3.1%		5.0%
Outparcels and other	(0.5)%		(2.4)%
Total same-center NOI (1)	(0.8)%		(2.7)%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of June 30, 2023, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ended June 30, 2023. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of June 30, 2023
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total
Consolidated debt	$963,501	$1,048,478	$2,011,979	$(15,407)	$(54,523)	$1,942,049
Noncontrolling interests' share of consolidated debt	(25,222)	(13,177)	(38,399)	298	4,680	(33,421)
Company's share of unconsolidated affiliates' debt	622,022	62,919	684,941	(3,397)	—	681,544
Other debt (2)	41,122	—	41,122	—	—	41,122
Company's share of consolidated, unconsolidated and other debt	$1,601,423	$1,098,220	$2,699,643	$(18,506)	$(49,843)	$2,631,294
Weighted-average interest rate	5.18%	8.15%	6.39%

	As of June 30, 2022
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total
Consolidated debt	$881,513	$1,270,871	$2,152,384	$(16,028)	$(100,967)	$2,035,389
Noncontrolling interests' share of consolidated debt	(32,771)	(13,597)	(46,368)	92	15,424	(30,852)
Company's share of unconsolidated affiliates' debt	627,434	71,786	699,220	(2,490)	—	696,730
Other debt (2)	153,719	—	153,719	—	—	153,719
Company's share of consolidated, unconsolidated and other debt	$1,629,895	$1,329,060	$2,958,955	$(18,426)	$(85,543)	$2,854,986
Weighted-average interest rate	4.67%	4.44%	4.57%
(1)
In conjunction with fresh start accounting, the Company estimated the fair value of its mortgage notes with the assistance of a third-party valuation advisor. This resulted in recognizing debt discounts upon emergence from bankruptcy. The debt discounts are accreted over the term of the respective debt using the effective interest method.
(2)
Represents the outstanding loan balance for properties that were deconsolidated due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	June 30,	December 31,
	2023	2022
ASSETS
Real estate assets:
Land	$589,557	$596,715
Buildings and improvements	1,200,096	1,198,597
	1,789,653	1,795,312
Accumulated depreciation	(183,529)	(136,901)
	1,606,124	1,658,411
Developments in progress	6,431	5,576
Net investment in real estate assets	1,612,555	1,663,987
Cash and cash equivalents	24,919	44,718
Restricted cash	88,674	97,231
Available-for-sale securities - at fair value (amortized cost of $255,412 and $293,476 as of June 30, 2023 and December 31, 2022, respectively)	254,872	292,422
Receivables:
Tenant	34,764	40,620
Other	3,318	3,876
Investments in unconsolidated affiliates	74,138	77,295
In-place leases, net	197,245	247,497
Above market leases, net	143,453	171,265
Intangible lease assets and other assets	41,474	39,332
	$2,475,412	$2,678,243
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$1,942,049	$2,000,186
Below market leases, net	94,180	110,616
Accounts payable and accrued liabilities	114,082	200,312
Total liabilities	2,150,311	2,311,114
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 32,054,421 and 31,780,075 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively (in each case, excluding 34 treasury shares)	32	32
Additional paid-in capital	715,163	710,497
Accumulated other comprehensive income (loss)	339	(1,054)
Accumulated deficit	(381,509)	(338,934)
Total shareholders' equity	334,025	370,541
Noncontrolling interests	(8,924)	(3,412)
Total equity	325,101	367,129
	$2,475,412	$2,678,243

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	June 30, 2023	December 31, 2022
ASSETS:
Investment in real estate assets	$1,989,551	$1,971,348
Accumulated depreciation	(859,514)	(829,574)
	1,130,037	1,141,774
Developments in progress	13,826	10,914
Net investment in real estate assets	1,143,863	1,152,688
Other assets	191,648	170,756
Total assets	$1,335,511	$1,323,444
LIABILITIES:
Mortgage and other indebtedness, net	$1,345,090	$1,333,152
Other liabilities	42,266	33,419
Total liabilities	1,387,356	1,366,571
OWNERS' EQUITY (DEFICIT):
The Company	12,347	3,123
Other investors	(64,192)	(46,250)
Total owners' deficit	(51,845)	(43,127)
Total liabilities and owners’ deficit	$1,335,511	$1,323,444

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total revenues	$62,943	$65,551	$123,476	$129,288
Depreciation and amortization	(17,389)	(18,087)	(34,252)	(36,606)
Operating expenses	(19,062)	(22,368)	(38,791)	(43,933)
Interest and other income	603	336	1,147	665
Interest expense	(17,572)	(13,048)	(32,844)	(19,645)
Gain on sales of real estate assets	1,569	—	1,537	3,293
Net income	$11,092	$12,384	$20,273	$33,062

	Company's Share for the Period		Company's Share for the Period
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total revenues	$33,512	$31,568	$66,083	$64,650
Depreciation and amortization	(11,468)	(12,138)	(23,568)	(28,594)
Operating expenses	(10,048)	(10,760)	(20,495)	(20,620)
Interest and other income	416	232	806	462
Interest expense	(18,531)	(21,660)	(36,056)	(40,157)
Negative investment adjustment	6,147	14,823	12,018	34,262
Loss on impairment	—	(26)	—	(26)
Gain on sales of real estate assets	784	—	768	629
Net income (loss)	$812	$2,039	$(444)	$10,606

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, abandoned projects expense, reorganization items, adjustments related to unconsolidated affiliates and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income (loss), cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(22,663)	$(43,805)	$(22,149)	$(87,028)
Depreciation and amortization	49,742	64,476	103,011	133,419
Depreciation and amortization from unconsolidated affiliates	4,433	8,819	9,071	17,339
Interest expense	44,173	55,117	87,697	145,776
Interest expense from unconsolidated affiliates	18,531	21,660	36,056	40,157
Income taxes	236	(305)	181	602
Loss on impairment	—	252	—	252
Gain on depreciable property from unconsolidated affiliates	—	—	—	(629)
Gain on deconsolidation	—	—	(28,151)	(36,250)
EBITDAre (1)	94,452	106,214	185,716	213,638
Reorganization items, net	—	(613)	—	958
Litigation settlement	(74)	(65)	(118)	(146)
Abandoned projects expense	—	834	17	834
Adjustment for unconsolidated affiliates with negative investment	888	(10,460)	2,479	(23,007)
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	1,875	2,373	3,620	4,859
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(708)	(938)	(1,373)	(1,837)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,918)	(2,525)	(3,961)	(5,095)
Company's share of Adjusted EBITDAre	$94,515	$94,820	$186,380	$190,204
(1)
Includes $717 and $3 for the three months ended June 30, 2023 and 2022, respectively, related to sales of non-depreciable real estate assets. Includes $2,296 and $19 for the six months ended June 30, 2023 and 2022, respectively, related to sales of non-depreciable real estate assets.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022

Interest Expense:
Interest expense	$44,173		$55,117		$87,697		$145,776
Interest expense from unconsolidated affiliates	18,531		21,660		36,056		40,157
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share	(16,574)		(50,036)		(33,190)		(128,499)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries, excluding noncontrolling interests' share of debt discount accretion	(545)		(721)		(1,192)		(1,417)
Company's share of interest expense	$45,585		$26,020		$89,371		$56,017
Ratio of Adjusted EBITDAre to Interest Expense	2.1	x	3.6	x	2.1	x	3.4	x

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Company's share of Adjusted EBITDAre	$94,515	$94,820	$186,380	$190,204
Interest expense	(44,173)	(55,117)	(87,697)	(145,776)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,918	2,525	3,961	5,095
Reorganization items, net	—	613	—	(958)
Income taxes	(236)	305	(181)	(602)
Net amortization of deferred financing costs, discounts on available-for-sale securities and debt discounts	7,478	35,268	15,330	98,923
Net amortization of intangible lease assets and liabilities	5,378	4,755	10,715	11,078
Depreciation and interest expense from unconsolidated affiliates	(22,964)	(30,479)	(45,127)	(57,496)
Gain on depreciable property from unconsolidated affiliates	—	—	—	629
Adjustment for unconsolidated affiliates with negative investment	(888)	10,460	(2,479)	23,007
Litigation settlement	74	65	118	146
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	708	938	1,373	1,837
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(1,875)	(2,373)	(3,620)	(4,859)
Loss (gain) on outparcel sales	114	(3)	(1,482)	(19)
Gain on insurance proceeds	(49)	(803)	(49)	(803)
Equity in (earnings) losses of unconsolidated affiliates	(812)	(2,039)	444	(10,606)
Distributions of earnings from unconsolidated affiliates	3,215	4,743	6,550	12,583
Share-based compensation expense	3,207	2,818	6,459	5,561
Change in estimate of uncollectable revenues	1,589	(1,962)	1,451	(2,699)
Change in deferred tax assets	(1,064)	(1,267)	(839)	(1,334)
Changes in operating assets and liabilities	4,926	(17,607)	(7,071)	(35,822)
Cash flows provided by operating activities	$51,061	$45,660	$84,236	$88,089

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Minimum rents	$93,853	$98,038	$189,043	$195,629
Percentage rents	3,283	3,815	6,447	9,093
Other rents	1,754	2,244	3,450	3,958
Tenant reimbursements	27,753	25,907	57,271	55,869
Estimate of uncollectable amounts	(1,801)	1,828	(1,045)	2,615
Total rental revenues	$124,842	$131,832	$255,166	$267,164

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of June 30, 2023		Balance
								Fixed	Variable
Operating Properties:
WestGate Mall (1)(2)	Spartanburg, SC		Jul-22		4.99%	$28,661		$28,661	—
Brookfield Square Anchor Redevelopment	Brookfield, WI		Dec-23	Dec-24	8.06%	17,790		—	17,790
Volusia Mall	Daytona Beach, FL		May-24		4.56%	39,584		39,584	—
Fayette Mall (3)	Lexington, KY		May-24	May-26	4.25%	123,479		123,479	—
The Outlet Shoppes at Laredo	Laredo, TX		Jun-24		8.41%	37,650		—	37,650
Cross Creek Mall	Fayetteville, NC		Jun-25		8.19%	94,760		94,760	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	20,810		20,810	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-26		5.85%	60,129		60,129	—
Northwoods Mall	North Charleston, SC		Apr-26		5.08%	55,510		55,510	—
Arbor Place	Atlanta (Douglasville), GA		May-26		5.10%	95,198		95,198	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	92,836		92,836	—
Jefferson Mall	Louisville, KY		Jun-26		4.75%	54,665		54,665	—
Southpark Mall	Colonial Heights, VA		Jun-26		4.85%	52,869		52,869	—
Open-air centers and outparcels loan (4)			Jun-27	Jun-29	8.11%	360,000		180,000	180,000
Hamilton Place open-air centers loan			Jun-32		5.85%	65,000		65,000	—
Total Loans On Operating Properties						1,198,941		963,501	235,440
Weighted-average interest rate						6.27%		5.60%	9.03%

Corporate Debt:
Secured term loan			Nov-25	Nov-26/Nov-27	7.92%	813,038		—	813,038

Total Consolidated Debt						$2,011,979	(5)	$963,501	$1,048,478
Weighted-average interest rate						6.94%		5.60%	8.17%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	32,833		32,833	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		7.67%	4,355		—	4,355
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	49,246		49,246	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,376		2,376	—
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	3,400		3,400	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		7.72%	8,175		—	8,175
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	41,628		41,628	—
West County Center	Des Peres, MO		Dec-24	Dec-26	3.40%	77,324		77,324	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	7.91%	18,080		—	18,080
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	7.91%	5,742		—	5,742
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	7.91%	24,174		—	24,174
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	5,749		5,749	—
York Town Center	York, PA		Mar-25		4.75%	15,000		15,000	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	129,920		129,920	—
Northgate Mall Developments	Chattanooga, TN		Nov-25		8.00%	2,393		—	2,393
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	38,409		38,409	—
Friendly Center	Greensboro, NC		May-28		6.44%	73,843		73,843	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	70,881		70,881	—

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of June 30, 2023		Balance
								Fixed	Variable
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	34,711		34,711	—
Ambassador Town Center	Lafayette, LA		Jun-29		4.35%	27,000		27,000	—
The Shoppes at Eagle Point	Cookeville, TN		May-32		5.40%	19,702		19,702	—
	SUBTOTAL					684,941	(5)	622,022	62,919

Plus Other Debt:
Alamance Crossing (6)	Burlington, NC		Jul-21		5.83%	41,122		41,122	—

Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at Laredo	Laredo, TX	35%	Jun-24		8.41%	(13,177)		—	(13,177)
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(10,405)		(10,405)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(9,284)		(9,284)	—
Hamilton Place open-air centers loan		8% - 10%	Jun-32		5.85%	(5,533)		(5,533)	—
						(38,399)	(5)	(25,222)	(13,177)

Company's Share Of Consolidated, Unconsolidated and Other Debt						$2,699,643	(5)	$1,601,423	$1,098,220
Weighted-average interest rate						6.39%		5.18%	8.15%

Total Debt of Unconsolidated Affiliates:
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	65,665		65,665	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		7.67%	4,355		—	4,355
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	98,493		98,493	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	4,753		4,753	—
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	6,800		6,800	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		7.72%	16,350		—	16,350
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	64,043		64,043	—
West County Center	Des Peres, MO		Dec-24	Dec-26	3.40%	154,648		154,648	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	7.91%	36,159		—	36,159
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	7.91%	11,484		—	11,484
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	7.91%	48,348		—	48,348
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	5,749		5,749	—
York Town Center	York, PA		Mar-25		4.75%	30,000		30,000	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	259,840		259,840	—
Northgate Mall Developments	Chattanooga, TN		Nov-25		8.00%	4,787		—	4,787
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	59,091		59,091	—
Friendly Center	Greensboro, NC		May-28		6.44%	147,685		147,685	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	141,762		141,762	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	69,423		69,423	—
Ambassador Town Center	Lafayette, LA		Jun-29		4.35%	41,538		41,538	—
The Shoppes at Eagle Point	Cookeville, TN		May-32		5.40%	39,404		39,404	—
						$1,310,377		$1,188,894	$121,483
Weighted-average interest rate						4.82%		4.51%	7.88%
(1)
The loan is in maturity default.
(2)
The Company is in discussions with the lender.
(3)
The loan has two one-year extension options for a fully extended maturity date of May 1, 2026.
(4)
The interest rate is a fixed 6.95% for $180,000 of the $360,000 loan, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%. The Operating Partnership has an interest rate swap on a notional amount of $32,000 related to the variable portion of the loan to effectively fix the interest rate at 7.3975%.
(5)
See page 12 for debt discounts and unamortized deferred financing costs.
(6)
The loan is in default and the property was placed into receivership. The Company anticipates returning the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.52%	5.83%
2022	28,661	—	—	—	28,661	1.06%	4.99%
2023	—	37,188	—	—	37,188	1.38%	5.22%
2024	95,024	104,825	—	(13,177)	186,672	6.91%	5.30%
2025	115,570	153,062	—	(10,405)	258,227	9.57%	5.61%
2026	534,686	163,729	—	(9,284)	689,131	25.53%	4.80%
2027	813,038	—	—	—	813,038	30.12%	7.92%
2028	—	179,435	—	—	179,435	6.65%	5.55%
2029	360,000	27,000	—	—	387,000	14.34%	7.84%
2032	65,000	19,702	—	(5,533)	79,169	2.93%	5.74%
Face Amount of Debt	$2,011,979	$684,941	$41,122	$(38,399)	$2,699,643	100.00%	6.39%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.52%	5.83%
2022	28,661	—	—	—	28,661	1.06%	4.99%
2023	17,790	37,188	—	—	54,978	2.04%	6.14%
2024	200,713	182,149	—	(13,177)	369,685	13.69%	4.42%
2025	928,608	201,058	—	(10,405)	1,119,261	41.46%	7.39%
2026	411,207	38,409	—	(9,284)	440,332	16.31%	4.86%
2027	360,000	—	—	—	360,000	13.34%	8.11%
2028	—	179,435	—	—	179,435	6.65%	5.55%
2029	—	27,000	—	—	27,000	1.00%	4.35%
2032	65,000	19,702	—	(5,533)	79,169	2.93%	5.74%
Face Amount of Debt	$2,011,979	$684,941	$41,122	$(38,399)	$2,699,643	100.00%	6.39%

(1)
During the six months ended June 30, 2023, the Company deconsolidated Alamance Crossing East due to a loss of control when the property was placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by Property Type and by categories based on the debt supported. The Property Types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed regional or super-regional shopping centers, generally anchored by two or more anchors or junior anchors and a wide variety of in-line stores.

Lifestyle Centers: The Lifestyle Centers are large regional or super-regional open-air centers, generally anchored by two or more anchors or junior anchors and a wide variety of stores that are often similar to the tenancy of Mall stores.

Outlet Centers: The Outlet Centers are open-air centers that are anchored by one or more large discount or off-price stores as well as a selection of brand name discount or off-price stores.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services or convenience offerings. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease.

Other: Other includes other non-retail property types such as office, hotels or vacant land.

The information provided in the tables below, including historic operational and financial information, is for Properties owned as of June 30, 2023, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to June 30, 2023, were assumed to have been acquired or disposed for all periods presented.

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Imperial Valley	El Centro, CA
Kirkwood Mall	Bismarck, ND
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$384	$407	90.2%	90.4%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$395	$427	92.3%	92.6%

Open-Air Centers:
Layton Hills Convenience Center	Layton, UT
Layton Hills Plaza	Layton, UT
Westmoreland Crossing	Greensburg, PA
Total Open-Air Centers		N/A	N/A	91.7%	98.7%

Total Term Loan Assets (HoldCo I)		$385	$410	90.7%	91.3%

CONSOLIDATED UNENCUMBERED
Malls:
Brookfield Square	Brookfield, WI
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Harford Mall	Bel Air, MD
Laurel Park Place	Livonia, MI
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Monroeville Mall	Pittsburgh, PA
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$329	$364	80.5%	79.7%

Open-Air Centers:
Annex at Monroeville	Pittsburgh, PA
The Promenade	D'Iberville, MS
		N/A	N/A	99.1%	98.7%

Outparcels and Other		N/A	N/A	73.8%	73.5%

Total Consolidated Unencumbered		$329	$364	82.4%	81.7%

JOINT VENTURE ASSETS

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Malls:
Coastal Grand	Myrtle Beach, SC
CoolSprings Galleria	Nashville, TN
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Oak Park Mall	Overland Park, KS
West County Center	Des Peres, MO
Total Malls		$552	$549	90.9%	90.8%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$496	$506	94.0%	93.3%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$600	$575	91.5%	90.1%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	93.7%	95.7%

Total Joint Venture Assets		$540	$539	92.6%	93.0%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Parkdale Mall	Beaumont, TX
Southpark Mall	Colonial Heights, VA
Volusia Mall	Daytona Beach, FL
Total Malls		$436	$462	93.2%	93.2%

Outlet Centers:
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
Total Outlet Centers		$274	$254	76.9%	74.6%

Lifestyle Centers:
Alamance Crossing West	Burlington, NC	N/A	N/A	100.0%	73.7%

Open-Air Centers:
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	94.6%	94.7%

Outparcels		N/A	N/A	93.1%	92.1%

Total Consolidated Encumbered Assets		$410	$428	91.9%	91.5%

Total Same-Center Portfolio		$425	$442	89.7%	89.8%

EXCLUDED PROPERTIES
Alamance Crossing East	Burlington, NC
WestGate Mall	Spartanburg, SC
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)
Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.
(2)
Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Six Months Ended June 30, 2023 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$53,644	$(3,177)	$(797)	$49,670	$-	$-	$-	$49,670
Lifestyle Centers	11,226	(780)	-	10,446	-	-	-	10,446
Open-Air Centers	1,632	(36)	-	1,596	-	-	-	1,596
Term Loan Debt Service	-	-	-	-	(30,964)	-	(16,414)	(47,378)
Total Term Loan Assets (HoldCo I)	66,502	(3,993)	(797)	61,712	(30,964)	-	(16,414)	14,334

CONSOLIDATED UNENCUMBERED
Malls	25,962	(2,807)	-	23,155	-	-	-	23,155
Open-Air Centers	4,100	(133)	-	3,967	-	-	-	3,967
Outparcels	167	(14)	-	153	-	-	-	153
Other	976	(623)	-	353	-	-	-	353
Total Consolidated Unencumbered	31,205	(3,577)	-	27,628	-	-	-	27,628

JOINT VENTURE ASSETS
Malls	20,926	(1,074)	-	19,852	(7,006)	-	(6,440)	6,406
Outlet Centers	8,700	(297)	-	8,403	(2,867)	-	(1,574)	3,962
Lifestyle Centers	5,920	(1,174)	-	4,746	(1,864)	-	(457)	2,425
Open-Air Centers	9,615	(492)	(851)	8,272	(6,208)	-	(3,622)	(1,558)
Other	317	(4)	-	313	(294)	-	(90)	(71)
Total Joint Venture Assets	45,478	(3,041)	(851)	41,586	(18,239)	-	(12,183)	11,164

CONSOLIDATED ENCUMBERED ASSETS
Malls	45,166	(3,180)	-	41,986	(28,677)	11,011	(18,545)	5,775
Outlet Centers	1,715	(193)	-	1,522	(5,261)	3,987	(472)	(224)
Lifestyle Centers	953	-	-	953	(783)	-	-	170
Open-Air Centers	12,214	(885)	(72)	11,257	(8,068)	-	-	3,189
Outparcels	9,364	(289)	(760)	8,315	(8,150)	-	-	165
Total Consolidated Encumbered Assets	69,412	(4,547)	(832)	64,033	(50,939)	14,998	(19,017)	9,075

Total Same-Center	$212,597	$(15,158)	$(2,480)	$194,959	$(100,142)	$14,998	$(47,614)	$62,201

(1)
Non-cash interest expense consists of the accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Six Months Ended June 30, 2022 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$56,361	$(3,210)	$-	$53,151	$-	$-	$-	$53,151
Lifestyle Centers	10,815	(982)	-	9,833	-	-	-	9,833
Open-Air Centers	1,985	(49)	-	1,936	-	-	-	1,936
Term Loan Debt Service	-	-	-	-	(16,344)	-	(26,761)	(43,105)
Total Term Loan Assets (HoldCo I)	69,161	(4,241)	-	64,920	(16,344)	-	(26,761)	21,815

CONSOLIDATED UNENCUMBERED
Malls	31,780	(2,319)	(481)	28,980	-	-	-	28,980
Open-Air Centers	3,477	(190)	-	3,287	-	-	-	3,287
Outparcels	282	-	-	282	-	-	-	282
Other	1,264	(203)	-	1,061	(426)	135	(342)	428
Total Consolidated Unencumbered	36,803	(2,712)	(481)	33,610	(426)	135	(342)	32,977

JOINT VENTURE ASSETS
Malls	19,955	(1,408)	-	18,547	(5,232)	(1,827)	(2,517)	8,971
Outlet Centers	7,729	(407)	-	7,322	368	(3,259)	(1,699)	2,732
Lifestyle Centers	6,071	(97)	-	5,974	(1,275)	-	(581)	4,118
Open-Air Centers	9,349	(347)	-	9,002	(293)	(2,525)	(3,994)	2,190
Other	333	-	-	333	(117)	-	(45)	171
Total Joint Venture Assets	43,437	(2,259)	-	41,178	(6,549)	(7,611)	(8,836)	18,182

CONSOLIDATED ENCUMBERED ASSETS
Malls	45,598	(2,865)	-	42,733	(80,932)	62,881	(22,693)	1,989
Outlet Centers	1,800	(156)	-	1,644	(6,280)	5,382	(567)	179
Lifestyle Centers	944	-	-	944	(74)	-	-	870
Open-Air Centers	11,447	(375)	-	11,072	(1,182)	-	(80)	9,810
Outparcels	9,212	-	(2,019)	7,193	(790)	-	-	6,403
Total Consolidated Encumbered Assets	69,001	(3,396)	(2,019)	63,586	(89,258)	68,263	(23,340)	19,251

Secured Note Debt Service	-	-	-	-	(17,721)	788	-	(16,933)

Total Same-Center	$218,402	$(12,608)	$(2,500)	$203,294	$(130,298)	$61,575	$(59,279)	$75,292

(1)
Non-cash interest expense consists of default interest and the accretion of debt discounts. The $788 of non-cash interest expense related to the Secured Notes Debt Service represents accrued interest settled in shares of common stock issued by the Company upon conversion of the exchangeable notes.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	June 30, 2023	December 31, 2022
ASSETS
Real estate assets:
Land	$174,157	$174,157
Buildings and improvements	402,074	401,453
	576,231	575,610
Accumulated depreciation	(68,663)	(51,134)
	507,568	524,476
Developments in progress	2,416	880
Net investment in real estate assets	509,984	525,356
Cash	19,877	39,105
Receivables:
Tenant	13,578	15,797
Other	5,093	4,638
In-place leases, net	68,166	85,840
Above market leases, net	46,410	55,810
Other assets	15,862	5,211
	$678,970	$731,757
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$812,306	$828,521
Below market leases, net	30,178	36,553
Accounts payable and accrued liabilities	38,330	43,061
Total liabilities	880,814	908,135
Owner's deficit	(201,844)	(176,378)
	$678,970	$731,757

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Rental revenues	$49,320	$48,131	$99,105	$99,992
Other	1,149	1,319	2,492	2,383
Total revenues	50,469	49,450	101,597	102,375
Expenses:
Property operating	(7,773)	(7,423)	(17,218)	(15,785)
Depreciation and amortization	(18,991)	(23,385)	(39,186)	(48,743)
Real estate taxes	(5,027)	(4,908)	(10,116)	(9,661)
Maintenance and repairs	(3,915)	(4,018)	(8,618)	(7,801)
Management fees	(2,250)	(2,250)	(4,500)	(4,500)
Total expenses	(37,956)	(41,984)	(79,638)	(86,490)
Other income (expenses):
Other income	88	805	209	833
Interest expense	(16,073)	(8,245)	(31,170)	(16,493)
Total other expenses	(15,985)	(7,440)	(30,961)	(15,660)
Net (loss) income	$(3,472)	$26	$(9,002)	$225

Modified Cash NOI (1)	$34,456	$62,288	$67,222	$99,214
Interest Coverage Ratio (2)			2.5x	4.5x
(1)
Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI, presented on page 6, that is used for NOI and same-center NOI metrics.
(2)
The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement. The Interest Coverage Ratio for the period ended June 30, 2023 represents actual trailing four-quarter Modified Cash NOI divided by actual trailing four-quarter Facility Interest Expense.

CBL & Associates HoldCo I, LLC - Consolidated Statement of Cash Flows
(unaudited, in thousands)
	Six Months Ended June 30,	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(9,002)	$225
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	39,186	48,743
Net amortization of deferred financing costs and debt discounts	200	149
Net amortization of intangible lease assets and liabilities	3,031	3,391
Write-off of development projects	17	—
Gain on sales of real estate assets	—	(3)
Gain on insurance proceeds	—	(803)
Change in estimate of uncollectable revenues	(278)	(1,739)
Changes in:
Tenant and other receivables	2,042	3,061
Other assets	(925)	(645)
Accounts payable and accrued liabilities	(4,571)	1,281
Net cash provided by operating activities	29,700	53,660

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to real estate assets	(5,299)	(6,954)
Proceeds from sales of real estate assets	—	5
Proceeds from insurance	—	743
Changes in other assets	(293)	(192)
Net cash used in investing activities	(5,592)	(6,398)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on mortgage and other indebtedness	(16,414)	(26,761)
Additions to deferred financing costs	—	(4)
Distributions to member	(17,408)	(5,897)
Net cash used in financing activities	(33,822)	(32,662)

NET CHANGE IN CASH EQUIVALENTS AND RESTRICTED CASH	(9,714)	14,600
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	39,105	18,226
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$29,391	$32,826
Reconciliation from consolidated statement of cash flows to consolidated balance sheets:
Cash and cash equivalents	$19,877	$24,371
Restricted cash	9,514	8,455
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$29,391	$32,826

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
Three Months Ended June 30, 2023:
All Property Types (2)	410,725	$38.33	$40.99	6.9%	$41.82	9.1%
Malls, Lifestyle Centers & Outlet Centers	352,206	40.81	42.89	5.1%	43.73	7.2%
New leases	40,014	34.10	41.56	21.9%	44.21	29.6%
Renewal leases	312,192	41.67	43.07	3.4%	43.67	4.8%

Six Months Ended June 30, 2023:
All Property Types (2)	1,147,811	$35.26	$36.34	3.1%	$37.06	5.1%
Malls, Lifestyle Centers & Outlet Centers	1,040,724	36.57	37.13	1.5%	37.85	3.5%
New leases	82,414	36.15	42.81	18.4%	45.14	24.9%
Renewal leases	958,310	36.61	36.65	0.1%	37.22	1.7%

Total Leasing Activity:		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
	Square Feet
Three Months Ended June 30, 2023:
Operating portfolio:			As of June 30,	As of June 30,
New leases	289,181		2023	2022
Renewal leases	586,036	Same-center Malls, Lifestyle & Outlet Centers	$30.03	$29.43
Total leased	875,217	Total Malls	30.43	30.02
		Total Lifestyle Centers	29.30	27.88
Six Months Ended June 30, 2023:		Total Outlet Centers	27.76	26.51
Operating Portfolio:		Total Malls, Lifestyle & Outlet Centers	30.03	29.43
New leases	575,194	Open-Air Centers	15.29	15.10
Renewal leases	1,574,527	Other	19.94	19.31
Total leased	2,149,721
(1)
Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(3)
Average annual base rents per square foot are based on contractual rents in effect as of June 30, 2023, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Six Months Ended June 30, 2023 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2023:
New	53	159,063	6.34	$37.38	$39.42	$31.92	$5.46	17.1%	$7.50	23.5%
Renewal	411	1,369,901	2.65	34.35	34.69	33.88	0.47	1.4%	0.81	2.4%
Commencement 2023 Total	464	1,528,964	3.07	34.67	35.18	33.68	0.99	2.9%	1.50	4.5%

Commencement 2024:
New	3	6,953	7.67	47.35	51.16	39.50	7.85	19.9%	11.66	29.5%
Renewal	64	161,556	2.61	47.39	47.70	46.73	0.66	1.4%	0.97	2.1%
Commencement 2024 Total	67	168,509	2.84	47.39	47.84	46.43	0.96	2.1%	1.41	3.0%

Total 2023/2024	531	1,697,473	3.04	$35.93	$36.44	$34.94	$0.99	2.8%	$1.50	4.3%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Signet Jewelers Ltd. (2)	108	164,271	2.73%
2	Victoria's Secret & Co.	50	404,466	2.70%
3	Foot Locker, Inc.	73	357,594	2.58%
4	Dick's Sporting Goods, Inc. (3)	25	1,462,150	2.26%
5	American Eagle Outfitters, Inc.	63	382,073	2.12%
6	Bath & Body Works, Inc.	58	236,088	1.92%
7	Genesco Inc. (4)	81	158,961	1.60%
8	Finish Line, Inc.	37	201,852	1.52%
9	Luxottica Group S.P.A. (5)	79	178,795	1.23%
10	The Buckle, Inc.	36	186,133	1.22%
11	Cinemark Holdings, Inc.	9	467,190	1.19%
12	The Gap, Inc.	44	537,209	1.17%
13	Hot Topic, Inc.	99	245,477	0.99%
14	Shoe Show, Inc.	29	377,980	0.96%
15	Express Fashions	30	246,437	0.95%
16	The TJX Companies, Inc. (6)	18	520,475	0.89%
17	Spencer Spirit Holdings, Inc.	48	111,729	0.88%
18	H & M Hennes & Mauritz AB	38	803,797	0.86%
19	Claire's Stores, Inc.	68	85,364	0.85%
20	Barnes & Noble, Inc.	16	457,337	0.83%
21	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.75%
22	Abercrombie & Fitch, Co.	28	189,942	0.71%
23	The Children's Place, Inc.	34	147,763	0.70%
24	Focus Brands LLC (7)	66	47,785	0.70%
25	Scheels All Sports, Inc.	2	223,136	0.70%
		1,162	8,431,965	33.01%
(1)
Includes the Company's proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Jewelers Ltd. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.
(3)
Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream.
(4)
Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(5)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(6)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post. In Europe, they operate T.K. Maxx, HomeSense.
(7)
Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Capital Expenditures

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Tenant allowances (1)	$3,075	$4,173	$6,649	$7,040
Maintenance capital expenditures: (2)
Parking lot and parking lot lighting	865	980	1,196	1,513
Roof replacements	888	2	1,425	126
Other capital expenditures	4,331	2,275	5,989	4,097
Total maintenance capital expenditures	6,084	3,257	8,610	5,736
Total capital expenditures	$9,159	$7,430	$15,259	$12,776

(1)
Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as maintenance capital expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Redevelopments Completed at June 30, 2023

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2023 Cost	Opening Date	Initial Unleveraged Yield
Redevelopments:
The Terrace - Nordstrom Rack (former Staples)	Chattanooga, TN	92%	24,155	$2,513	$1,694	$72	Q2 '23	13.0%
York Town Center - Burlington (former Bed Bath & Beyond)	York, PA	50%	28,000	1,247	1,268	281	Q1 '23	18.5%
Total Properties Completed			52,155	$3,760	$2,962	$353
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.

Properties Under Development at June 30, 2023

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2023 Cost	Expected Opening Date	Initial Unleveraged Yield
Mall Expansion:
Sunrise Mall - Bubba's 33	Brownsville, TX	100%	7,575	$1,049	$997	$797	Summer '23	18.0%

Open-Air Center:
Fremaux Town Center - Marshall's	Slidell, LA	65%	22,132	2,356	632	570	Fall '23	10.5%

Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	15,435	2,255	1,082	Spring '24	11.0%

Redevelopments:
Hamilton Place - Crunch Fitness	Chattanooga, TN	100%	36,640	2,648	74	56	Winter '24	23.3%
Kirkwood Mall - Five Below	Bismarck, ND	100%	19,478	2,323	707	704	Fall '23	16.3%
			56,118	4,971	781	760

Total Properties Under Development			168,846	$23,811	$4,665	$3,209
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Sears sold to third party developer for redevelopment. Conn's opened on lower level (summer 2023). Under negotiation with entertainment use for remainder.
Brookfield Square	Brookfield, WI	Redeveloped in 2019 with Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's, convention center/hotel.	Sold to third party for future office use.
CherryVale Mall	Rockford, IL	Redeveloped with Tilt in 2020.	Gallery Furniture opened 2021
Coastal Grand	Myrtle Beach, SC	Owned by Sears. Under negotiation with sporting goods retailer for lower level.
CoolSprings Galleria	Nashville, TN	Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC

Sale of parcel to Rooms to Go. New store opened December 2021. Longhorn Steakhouse opened. Pad sale to Main Event completed in August 2022. Opening in 2023. Construction underway on new Bahama Breeze for opening in late 2023. Razoo's lease executed.

Dakota Square Mall	Minot, ND	Sold to Scheel's and new expanded store opened in fall 2022.	Ross Dress For Less opened. Five Below opened in fall 2022.
East Towne Mall	Madison, WI	Owned by Sears.	Owned by third party.
Eastland Mall	Bloomington, IL	Closed Pursuing potential joint venture redevelopment.	Closed pursuing potential joint venture redevelopment
Fayette Mall	Lexington, KY	Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Whole Foods sub-leases a third of the box from Sears. Sears closed in Q2 2023 and ground lease terminated for future redevelopment.
Frontier Mall	Cheyenne, WY	Owned by third party. Jax Outdoor Gear purchased location and opened November 2019.
Governor's Square	Clarksville, TN	50/50 joint venture property. Under negotiation/LOIs with tenants.
Hamilton Place	Chattanooga, TN	Redevelopment with Cheesecake Factory (December 2019), Dick's Sporting Goods and Dave & Busters (March 2020). Malone's (opening TBD). Aloft hotel opened June 2021.
Hanes Mall	Winston-Salem, NC	Owned by third party. Novant Health, Inc. purchased Sears and Sear TBA for future medical office.
Harford Mall	Bel Air, MD	Sold to third party developer. New grocer under construction.
Imperial Valley Mall	El Centro, CA	Seritage sold to third party for future redevelopment.
Jefferson Mall	Louisville, KY	Currently occupied by Overstock. PSA executed for sale to wholesale club.
Kentucky Oaks Mall	Paducah, KY	Owned by Seritage. Redeveloped with Burlington and Ross Dress for Less.	50/50 joint venture asset. HomeGoods and Five Below opened November 2019.
Kirkwood Mall	Bismarck, ND		New Chick-fil-A, Five Guys, Thrifty White Pharmacy, Blaze Pizza and Panchero's Restaurant opened in parking lot. Construction commencing on building for entertainment user, Tilt.
Laurel Park Place	Livonia, MI		Dunham's Sports opened November 2019.
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX	Owned by Sears.
Mayfaire Town Center	Wilmington, NC

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Meridian Mall	Lansing, MI		High Caliber Karts opened fall 2019. Actively leasing women's store and pursuing non-retail use.
Mid Rivers Mall	St. Peters, MO	Owned by Sears.
Monroeville Mall	Pittsburgh, PA
Northgate Mall	Chattanooga, TN	Building purchased by third party for non-retail development. CBL 50% partner.
Northpark Mall	Joplin, MO	Building owned by Sears.
Northwoods Mall	North Charleston, SC	Owned by third party. Partially redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Actively leasing.
Parkdale Mall	Beaumont, TX	Owned by Sears
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Location purchased from Sears by third party. Conn's opened. Executed lease with Murdoch's Farm & Ranch.
Richland Mall	Waco, TX	Dillard's opened Q2 2020.
South County Center	St. Louis, MO	Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Southpark Mall	Colonial Heights, VA	Under negotiation with non-retail uses.
St. Clair Square	Fairview Heights, IL	Building owned by Sears on ground lease.
Stroud Mall	Stroudsburg, PA	EFO Furniture Outlet Opened February 2020.	Shoprite opened October 2019.
Sunrise Mall	Brownsville, TX	Sears sold to third party developer. TruFit and Main Event opened.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Turtle Creek Mall	Hattiesburg, MS	Owned by Sears.
Valley View Mall	Roanoke, VA	Owned by Sears. Under negotiation with sporting goods tenant.
Volusia Mall	Daytona Beach, FL	Sears sold to third party developer for future redevelopment.
West County Center	St. Louis, MO
West Towne Mall	Madison, WI	Owned by third party. Redeveloped with Dave & Busters and Total Wine. Hobby Lobby opened June 2021. Portillo's restaurant opened fall 2022.	Von Maur opened October 2022.
Westmoreland Mall	Greensburg, PA	Building owned by Sears on ground lease. Potential for non-retail.	Stadium Casino opened November 2020.
York Galleria	York, PA	Hollywood Casino opened August 2021.	Extra Space Storage purchased store and opened.